Exhibit 10.36

FOURTH NOTE PURCHASE AGREEMENT

BY AND AMONG

VIRGIN AMERICA INC.,

VIRGIN MANAGEMENT LIMITED,

THE OTHER LENDERS NAMED HEREIN,

AND

BANK OF UTAH, AS COLLATERAL AGENT

FOURTH NOTE PURCHASE AGREEMENT

This FOURTH NOTE PURCHASE AGREEMENT (this “Agreement”) is entered into as of December 9, 2011, by and among Virgin Management Limited, a limited liability company organized under the laws of England and Wales (“VML”), the investment funds listed on Schedule I hereto, for which funds Cyrus Capital Partners, L.P., a Delaware limited partnership, acts as investment manager (each, a “Cyrus Party,” and collectively, the “Cyrus Parties”), Virgin America Inc., a Delaware corporation (the “Issuer”), and Bank of Utah, a Utah corporation (the “Collateral Agent”, and together with VML, the Cyrus Parties, the Issuer and any other Person that may become a Lender, the “Parties”).

WHEREAS, each of the Issuer, VML and VA Holdings (Guernsey) LP, a Guernsey limited partnership (“VAHG”) are parties to that certain Amended and Restated Note Purchase Agreement, dated as of November 3, 2008 (as amended, the “Original Note Purchase Agreement”), pursuant to which the Issuer has issued to the lenders thereunder notes in an aggregate principal amount of $140,000,000 (the “Original Notes”);

WHEREAS, in connection with the Original Note Purchase Agreement, the Issuer has executed a Security Agreement, dated as of April 15, 2008 (as amended, the “Original Security Agreement”), pursuant to which the Issuer has granted a security interest in certain of its assets for the benefit of the lenders under the Original Note Purchase Agreement;

WHEREAS, each of the Issuer, VML, VAHG and certain investment funds listed on Schedule I to the Additional Note Purchase Agreement (as defined below) are parties to that certain Amended and Restated Additional Note Purchase Agreement, dated as of January 12, 2010 (as amended, the “Additional Note Purchase Agreement”), pursuant to which the Issuer has issued to the lenders thereunder notes in an aggregate principal amount of $88,000,000 (the “Additional Notes”);

WHEREAS, in connection with the Additional Note Purchase Agreement (prior to its amendment and restatement on January 12, 2010), the Issuer has executed an Additional Security Agreement, dated as of November 3, 2008 (as amended, the “Additional Security Agreement”), pursuant to which the Issuer has granted a security interest in certain of its assets for the benefit of the lenders under the Additional Note Purchase Agreement;

WHEREAS, each of the Issuer, VML, VAHG and certain investment funds listed on Schedule I to the Third Note Purchase Agreement (as defined below) are parties to that certain Third Note Purchase Agreement, dated as of January 12, 2010 (as amended, the “Third Note Purchase Agreement”), pursuant to which the Issuer has issued to the lenders thereunder notes in an aggregate principal amount of up to $68,400,000 in notes (the “Third Notes”);

WHEREAS, in connection with the Third Note Purchase Agreement, the Issuer has executed a Third Security Agreement, dated as of January 12, 2010 (as amended, the “Third Security Agreement”), pursuant to which the Issuer has granted a security interest in certain of its assets for the benefit of the lenders under the Third Note Purchase Agreement;

WHEREAS, the Issuer has authorized the issuance and sale, in each case, subject to the terms and conditions set forth herein, to VML and the Cyrus Parties of an aggregate principal amount of $150,000,000 in additional notes, in the form of Exhibit A hereto (collectively, the “Notes”);

WHEREAS, VML and the Cyrus Parties desire to purchase the Notes, subject to the terms and conditions set forth herein;

WHEREAS, as consideration for VML’s and the Cyrus Parties’ entry into this Agreement, the Issuer has executed a Fourth Security Agreement, dated as of the date hereof (the “Fourth Security Agreement”, and together with the Original Security Agreement, the Additional Security Agreement, and the Third Security Agreement, as each may be amended and/or restated from time to time, the “Security Agreements”), pursuant to which the Issuer has granted a security interest in certain assets for the benefit of the Lenders; and

WHEREAS, as further consideration for VML’s and the Cyrus Parties’ entry into this Agreement, (i) the Issuer and VML have entered into that certain Sixth Closing Virgin Warrant Agreement, dated as of the date hereof, providing for the issuance to VML of warrants to purchase 1,925,000 shares of the Issuer’s non-voting Class C common stock, par value $0.01 per share (the “Class C Common Stock”) on the terms and conditions set forth in such warrant agreement, and (ii) the Issuer and the Cyrus Parties have entered into those certain Sixth Closing Cyrus Warrant Agreements, dated as of the date hereof, providing for the issuance to the Cyrus Parties of warrants to purchase an aggregate of 17,325,000 shares of Class C Common Stock on the terms and conditions set forth in such warrant agreements.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Purchase and Sale of Notes. Subject to the terms and conditions of this Agreement, on the Issuance Date, the Issuer shall issue and sell to the Lenders, and the Lenders shall severally purchase from the Issuer, Notes in the respective principal amounts set forth opposite such Lenders’ names on Schedule I hereto. Contemporaneously with and as a condition to such issuance, sale and purchase, the Issuer will issue to each Lender a Note in a principal amount equal to the principal amount of Notes purchased by such Lender. For the avoidance of doubt, after each Lender has purchased Notes in the respective principal amount set forth opposite such Lender’s name on Schedule I hereto, such Lender shall have no further obligation to purchase Notes under this Agreement. Payment for such Notes shall be made by wire transfer or delivery of other immediately available funds to the account designated by the Issuer, in accordance with the following instructions:

2

Bank:	##############
Address:	##############
##############

Bank Transit No. (ABA):	#########
Bank Swift No.:	########
Beneficiary:	Virgin America, Inc.
Beneficiary Account:	##########

1.

2. Use of Proceeds. The Issuer shall use the proceeds received from the issuance of the Notes for growth capital, general working capital purposes and for payment of fees under the Third Note Purchase Agreement to the lenders thereunder.

3. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to VML and the Cyrus Parties as of the Issuance Date as follows:

3.1 Organization, Good Standing and Qualifications; Subsidiaries.

a) The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

b) The Issuer is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification could not reasonably be expected to materially and adversely affect the business, assets, liabilities, financial condition or operations of the Issuer.

c) The Issuer has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, and to issue and sell the Notes.

d) The Issuer has no Subsidiaries, or any debt or equity investment in any other Person.

3.2 Authorization; Binding Obligations. All corporate action on the part of the Issuer necessary for the execution and delivery of this Agreement, the Fourth Security Agreement and the Notes, the performance of all obligations of the Issuer under this Agreement, the Fourth Security Agreement and the Notes and the authorization, sale, issuance and delivery of the Notes has been taken. Upon its execution and delivery, assuming the due execution and delivery by the other parties hereto, each of this Agreement and the Fourth Security Agreement will be a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable remedies.

3.3 No Conflicts. Assuming all consents, waivers, approvals, authorizations, orders, permits, declarations, filings, registrations and notifications and other actions set forth in Section 3.4 have been obtained or made, the execution and delivery of this Agreement, the Fourth Security Agreement and the Notes by the Issuer, the performance by the Issuer of its obligations under this Agreement, the Fourth Security Agreement and the Notes, and the consummation by the Issuer of the transactions contemplated by this Agreement and the Fourth Security Agreement, does not conflict with or result in a violation of the Organizational Documents; conflict with or result in a violation of any Governmental Authorization or law applicable to the Issuer or its assets or properties or result in a breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a breach or default) under, or give rise to any rights of termination, amendment, modification, acceleration or cancellation of or loss of any benefit under, or result in the creation of any Lien on any of the assets or properties of the Issuer pursuant to, any Contract to which the Issuer is a party, or by which any of the assets or properties of the Issuer is bound or affected, except for such Liens that do not and would not materially interfere with the use of such assets or properties.

3.4 Consents. Except for any notification requirement, if any, required by the DOT, no consent, waiver, approval, authorization, order or permit of, or declaration, filing or registration with, or notification to, any Governmental Authority or other Person is required to be made or obtained by the Issuer in connection with the execution and delivery of this Agreement or the Notes by the Issuer, the performance by the Issuer of its obligations under the Agreement or the Notes, or the consummation by the Issuer of the transactions contemplated by this Agreement, including any filings as may be required under applicable federal and state securities or “blue sky” Laws.

3.5 Taxes. The Issuer has filed all United States federal tax returns and all other tax returns that are required to be filed and has paid all material taxes including interest and penalties due, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no liens exist. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Issuer in respect of any taxes or other governmental charges are adequate.

4. Representations and Warranties of VML and the Cyrus Parties. VML represents and warrants to the Issuer and the Cyrus Parties, and the Cyrus Parties represent and warrant to the Issuer and VML, each solely as to itself, severally and not jointly, as follows:

4.1 Requisite Power and Authority. Such Party has all necessary power and authority under all applicable Laws and its formation or other governing documents to execute and deliver this Agreement and to perform its obligations under this Agreement. All limited liability company or limited partnership actions, as applicable, on such Party’s part required for the execution and delivery of this Agreement and the performance of all obligations of such Party under this Agreement, have been taken. Upon its execution and delivery, assuming the due execution and delivery by the other Parties thereto, this Agreement will be a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and as limited by general principles of equity that restrict the availability of equitable remedies.

4.2 No Conflicts. Assuming all consents, waivers, approvals, authorizations, orders, permits, declarations, filings, registrations and notifications and other actions set forth in Section 4.3 have been obtained or made, the execution and delivery by such Party of this Agreement, the performance by such Party of its obligations under this Agreement, and the consummation by such Party of the transactions contemplated by this Agreement, do not and will not conflict with or result in a violation of the formation and governing documents of such Party, conflict with or result in a violation of any Governmental Authorization or Law applicable to such Party, or its assets or properties, or result in a breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a breach or default) under, or give rise to any rights of termination, amendment, modification, acceleration or cancellation of or loss of any benefit under, or result in the creation of any Lien on any of the assets or properties of such Party pursuant to any Contract to which such Party is a party, or by which any of the assets or properties of such Party is bound or affected, except in each case as would not have a material adverse effect on the ability of such Party to perform its obligations under this Agreement.

4.3 Consents. No consent, waiver, approval, authorization, order or permit of, or declaration, filing or registration with, or notification to, any Governmental Authority or other Person is required to be made or obtained by such Party in connection with the execution and delivery of this Agreement by such Party, the performance by such Party of its obligations under this Agreement, or the consummation by such Party of the transactions contemplated by this Agreement, except for filings with the Secretary of State of the State of Delaware and such filings as may be required under applicable federal and state securities or “blue sky” Laws.

4.4 Investment Representations. Such Party understands that the Notes have not been registered under the Securities Act. Such Party also understands that the Notes, if and when offered and sold, are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the applicable Party’s representations contained in this Agreement. Such Party, for itself and no other Person, hereby represents and warrants as follows:

a) Economic Risk. Such Party has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Issuer so that it is capable of evaluating the merits and risks of its investment in the Issuer and has the capacity to protect its own interests. Such Party must bear the economic risk of this investment indefinitely unless the Notes are registered pursuant to the Securities Act, or an exemption from registration is available and transfer is otherwise permitted pursuant to the Stockholders Agreement. Such Party understands that the Issuer has no present intention of registering the Notes.

b) Acquisition for Own Account. Such Party is acquiring Notes for its own account for investment only, and not with a view towards their distribution. Such Party further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to any third Person with respect to any of the Notes.

c) Investor Can Protect Its Interest. Such Party represents that by reason of its, or of its management’s, business or financial experience, such Party has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.

d) Accredited Investor. Such Party represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

e) Company Information. Such Party has received and read information about the Issuer and has had an opportunity to discuss the Issuer’s business, management and financial affairs with directors, officers and management of the Issuer and has had the opportunity to review the Issuer’s operations and facilities. Such Party has also had the opportunity to ask questions of and receive answers from, the Issuer and its management regarding the terms and conditions of this investment. Such Party understands that such discussions, as well as any written information provided by the Issuer, were intended to describe the aspects of the Issuer’s business and prospects which the Issuer believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Issuer makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any Person other than the Issuer. Some of such information includes projections as to the future performance of the Issuer, which projections may not be realized, are based on assumptions which may not be correct and are subject to numerous factors beyond the Issuer’s control.

5. Description of Notes. The Notes shall bear interest from the Issuance Date at the rate of 17% per annum; provided, however, that in the event that the Issuer defaults in any payment of interest or principal on any Note when the same becomes due and payable, the portion of the principal or interest for which interest has not been paid when due or such portion of the principal or interest which has not been paid when due shall bear interest at the rate of 22% per annum. Interest shall accrue on the principal amount of the Notes on a daily basis until such time as the principal amount is paid off in full in cash in accordance with the terms of this Agreement. PIK Interest (as defined below) on each Note shall be compounded annually on each anniversary of the applicable Issuance Date for such Note and, except as otherwise provided in this Agreement, shall be added at such time to, and thereafter be a part of and treated as principal of the applicable Notes (regardless of whether evidenced by a Note). The unpaid principal and accrued interest (including any PIK Interest and any accrued but unpaid Current Interest) shall be due and payable in cash on the earliest of (a) June 9, 2016, (b) the Redemption Date, with respect to all or any portion of the Notes required to be redeemed on such date in accordance with the terms of this Agreement, and (c) the occurrence of an Event of Default (provided, however, that in the case of an Event of Default listed in Section 8.3(b), Section 8.8 or Section 8.9, the unpaid principal and accrued interest shall be due and payable only upon the written demand of the Majority Lenders) (the earlier to occur of (a)-(c), the “Maturity Date”). Interest shall be determined in all instances based upon a 365-day year (or 366 days in the case of a leap year) and the actual number of days elapsed, including the first day but excluding the payment date.

If any payment on the Notes becomes due and payable on a day other than a day on which commercial banks in New York, New York and London, England are open for the transaction of normal business (a “Business Day”), the maturity thereof shall be extended to the next succeeding Business Day and, with respect to any payment of principal, interest thereon shall be payable at the then applicable rate during such extension.

6. Reserved.

7. Payment Provisions.

7.1 Payments on the Notes. The Issuer shall make payments of principal and interest on the Notes when due. Fifty percent (50%) of all accrued interest on the Notes through each Interest Payment Date shall be due and payable in cash to the holder of such Note on such Interest Payment Date (“Current Interest”), and fifty percent (50%) of all accrued interest through each Interest Payment Date shall continue to accrue on the principal amount of the Notes until such time as the principal amount is paid off in accordance with the terms of this Agreement. All interest that is not Current Interest shall be compounded annually on each anniversary of the Issuance Date and shall be added at such time to, and thereafter be a part of and treated as principal of, the applicable Notes (regardless of whether evidenced by a Note) (“PIK Interest”) and shall be payable on the Maturity Date.

7.2 Optional Redemption by the Issuer. The Notes may be redeemed at the option of the Issuer, at any time or from time to time, in whole or in part, at the Redemption Price (an “Optional Issuer Redemption”).

7.3 Mandatory Redemption by the Issuer. Promptly, and in any event no later than the second (2nd) Business Day following the issuance or incurrence by the Issuer of any Indebtedness that would require the Issuer to redeem the Notes pursuant to Section 12, the Issuer shall redeem the Notes from the proceeds of such Indebtedness as follows: (i) the Issuer must redeem the principal and interest of the Notes pro rata among all Lenders in accordance with each Lender’s pro rata share of the aggregate outstanding principal or interest amount, as applicable, of the Notes at the redemption price; and (ii) the Issuer may not redeem any principal on any Notes unless it first pays all accrued but unpaid Current Interest on the Notes being redeemed and redeems all of the PIK Interest on all Notes.

7.4 Transaction Redemption. Upon the occurrence of a Change of Control or a Qualified Sale, the Issuer shall provide to each holder of Notes a notice of offer to redeem up to 100% of the then-outstanding principal amount of the Notes held by such holder (a “Transaction Redemption”), at the Redemption Price. Each Lender shall have twenty (20) Business Days following receipt of such notice to notify the Issuer of such Lender’s acceptance of the offer to tender all or any portion of its Notes.

7.5 Mechanics of Redemption. In the case of an Optional Issuer Redemption or a Transaction Redemption, the Issuer shall notify the other Parties not less than 15 days nor more than 90 days prior to the date of redemption. All notices of redemption shall state (a) the date set for redemption, (b) the aggregate principal amount of the Notes and accrued interest to be redeemed or other amounts to be received, (c) the Redemption Price with respect to the Notes to be redeemed, (d) if the Notes are to be redeemed in part only, that upon surrender of the Notes, the Lenders will receive, without charge, new Notes (or the Notes surrendered with the proper notations made on Schedule A thereto) for the principal amount thereof remaining unredeemed, (e) that on the Redemption Date, the Redemption Price will become due and payable upon the Notes (or portions thereof) to be redeemed, and unless the Issuer defaults in making the redemption payment, that interest on the Notes (or portions thereof) will cease to accrue on and after such date, (f) the place where the Notes are to be surrendered for payment of the Redemption Price, (g) that the Notes must be surrendered to collect the Redemption Price, (h) the section of the Notes pursuant to which the Notes are to be redeemed, and (i) if the redemption is a Qualifying Optional Redemption, the Make-Whole Amount due to the Lenders in connection with such redemption.

Notice of redemption having been given as aforesaid, the Notes (or any portions thereof) to be redeemed shall, on the Redemption Date or other applicable date of redemption, become due and payable at the applicable Redemption Price (together with payment of the Make-Whole Amount, if required), and unless the Issuer defaults in making the redemption payment (and/or the Make-Whole Amount, if required), from and after such date such Notes (or such portions thereof) shall cease to bear interest. Upon surrender of the Notes for redemption in accordance with such notice, the applicable Redemption Price for the Notes (or any portion thereof) and the Make-Whole Amount, if required, shall be paid by the Issuer to the holders of the Notes, and if less than 100% of the Notes have been redeemed, the Issuer shall deliver to the Lenders new Notes (or the surrendered Notes with the proper notations made on Schedule A thereto to reflect the redemption) for the principal amount thereof remaining unredeemed. If a Note called for redemption shall not be paid (including payment of the Make-Whole Amount, if required) upon surrender thereof for redemption, the Note shall continue to bear interest from the Redemption Date (or other applicable redemption date) until the date on which the Redemption Price plus any additional interest thereon and the Make-Whole Amount, if required, is paid therefor.

8. Default. An event of default occurs upon the occurrence of any of the following events (each, an “Event of Default”):

8.1 The Issuer defaults in any payment of interest on any Note when the same becomes due and payable (including, without limitation, any payment of Current Interest), and such default continues for 20 days.

8.2 The Issuer (1) defaults in the payment of the principal of any Note when the same becomes due and payable at its maturity, redemption by acceleration or otherwise, or (2) fails to redeem or purchase any Note pursuant to any provision of this Agreement (or make the Make-Whole Payment, if required), when required and, in the case of (1) or (2), such default continues for 20 days.

8.3 (a) The Issuer fails to comply with any of its covenants or agreements in this Agreement (other than those referred to in Section 8.1 above, Section 8.2 above or Section 8.3(b) below), the Fourth Security Agreement and, in each case, such failure continues for 30 days (or, in the case of the failure of the security interest created under the Fourth Security Agreement to be perfected (pursuant to the action or inaction of the Issuer), five (5) days) after written notice specifying the nature of the default given by Collateral Agent acting at the direction of the Majority Lenders or a Lender of any Note and requesting that such default be cured; (b) the Issuer fails to comply with Section 12 of this Agreement and such failure continues for 30 days after written notice specifying the nature of the default given by a Lender of any Note and requesting that such default be cured; or (c) the Issuer fails to comply with any of its covenants or agreements in the Intercreditor Agreement and such failure continues for 10 days after written notice specifying the nature of the default given by Collateral Agent acting at the direction of the Majority Lenders or a Lender of any Note and requesting that such default be cured.

8.4 The Issuer or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

a) commences a voluntary case;

b) consents to the entry of an order for relief against it in an involuntary case;

c) consents to the appointment of a custodian of it or for any substantial part of its property; or

d) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency.

8.5 A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

a) is for relief against the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary in an involuntary case;

b) appoints a custodian of the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary or for any substantial part of any of their property; or

c) orders the winding up or liquidation of the Issuer or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary;

or any similar relief is granted under any foreign laws in any of the foregoing cases and the order, decree or relief remains unstayed and in effect for 60 consecutive days.

8.6 The withdrawal or suspension by the DOT of the DOT Certificate.

8.7 The occurrence of any “Event of Default” pursuant to the Original Note Purchase Agreement, the Additional Note Purchase Agreement or the Third Note Purchase Agreement; provided, however, that the occurrence of an Event of Default listed in Section 8.3(b), Section 8.8 or Section 8.9 of each of the Original Note Purchase Agreement, the Additional Note Purchase Agreement and the Third Note Purchase Agreement shall only be deemed to be an Event of Default hereunder if the “Majority Lenders” under the Original Note Purchase Agreement, Additional Note Purchase Agreement and/or the Third Note Purchase Agreement, as applicable, demand that the Issuer’s monetary obligations pursuant to the Original Note Purchase Agreement Additional Note Purchase Agreement or Third Note Purchase Agreement, as applicable, become due and payable.

8.8 The occurrence of any Lessor Default Termination Election.

8.9 The Issuer fails to comply with any of its covenants or agreements in the Covenant Agreement and, in the case of the Issuer’s covenant in respect of fuel hedging only, such failure continues for 10 days after written notice specifying the nature of the default given by a Lender of any Note and requesting that such default be cured.

If any Event of Default (other than an Event of Default specified in Section 8.4, Section 8.5 or Section 8.6) occurs and is continuing, any Lender may declare all the principal, premium, if any, interest and any other monetary obligations on all of the then outstanding Notes issued under this Agreement to be due and payable immediately and the obligation to purchase Notes shall terminate; provided, however, that in the case of an Event of Default listed in Section 8.3(b), Section 8.8 or Section 8.9, the principal, premium, if any, interest and any other monetary obligations on all of the then outstanding Notes issued under this Agreement shall be due and payable, only upon the written demand of the Majority Lenders. Upon any such declaration or demand, such principal, premium, if any, interest and other monetary obligations shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in Section 8.4, Section 8.5 or Section 8.6 hereof occurs, all outstanding principal, premium, if any, interest and any other monetary obligations of such Notes shall be due and payable immediately without further action or notice.

If an Event of Default occurs and is continuing, (a) the Lenders may pursue any available remedy to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement, and (b) all payments or proceeds received by Collateral Agent in respect of any Obligations shall be applied in accordance with the application arrangements described in Section 5.3 of the Fourth Security Agreement. The Issuer shall notify each Lender in writing within two days of the occurrence of an Event of Default.

A delay or omission by any Lender in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

9. Loss, Theft, Destruction or Mutilation. Upon receipt of evidence satisfactory to the Issuer of the loss, theft, destruction or mutilation of a Note and, in the case of such loss, theft or destruction, upon delivery to the Issuer of an indemnity undertaking reasonably satisfactory to the Issuer, or, in the case of any such mutilation, upon surrender of a Note to the Issuer, the Issuer will issue a new note, of like tenor and principal amount, in lieu of or in exchange for such lost, stolen, destroyed or mutilated Note. Upon the issuance of any substitute Note, the Issuer may require the payment to it of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses in connection therewith.

10. Notices and Demands. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Parties at their respective addresses as set forth on the signature pages hereof or at such other address as a given party may designate by ten days’ advance written notice to the other Parties hereto.

11. Transfer Restrictions; Assignment.

11.1 No Lender shall Transfer any Notes unless (i) such Transfer is made in compliance with all applicable securities laws and (ii) such Transfer would not cause the Issuer to no longer comply with the Quantitative Foreign Ownership Limitations (as defined in the Stockholders Agreement) upon the consummation of such Transfer and the DOT has not notified the Issuer that such Transfer would cause the Issuer to no longer comply with the Quantitative Foreign Ownership Limitations (as defined in the Stockholders Agreement).

11.2 A Lender may not Transfer a Note, in whole or in part, to any Person, unless such Transfer (i) is to a Permitted Transferee, (ii) has been consented to by each of the Lenders (the “ROFO Parties”), or (iii) complies with the provisions of Section 11.3 below. Any Transfer not in compliance with such provisions shall be null and void.

11.3 Other than as expressly permitted pursuant to Section 11.2, at no time shall any Lender (for purposes of this Section 11, a “Selling Lender”) Transfer all or any portion of the Notes held by it (whether now or hereafter acquired) unless such Selling Lender complies with the following provisions:

a) In the event that such Selling Lender proposes to Transfer any or all of its Notes (for purposes of this Section 11, the “Offered Notes”), such Selling Lender shall deliver a written notice of intention to Transfer (an “Offer Notice”) to each other ROFO Party (the ROFO Parties other than the Selling Lender, the “ROFO Rightholders”) setting forth the amount of Notes proposed to be sold.

b) Upon receipt of an Offer Notice from such Selling Lender, each ROFO Rightholder shall have the first right to make an offer to purchase any or all of the Offered Notes; provided that the number of Offered Notes offered to be purchased by such ROFO Rightholder together with any other participating ROFO Rightholders in the aggregate is equal to or exceeds all (but not less than all) of the Offered Notes (for the avoidance of doubt, in the event that the participating ROFO Rightholders in the aggregate fail to offer to purchase all Offered Notes, then the Selling Lender shall be entitled to sell any or all of the Offered Notes to a third party purchaser at any price). In the event that a ROFO Rightholder shall offer to purchase any or all of the Offered Notes, the ROFO Rightholder shall so notify the Selling Lender in writing, and such notice shall be irrevocable (such notice, a “ROFO Election”) and cause such ROFO Rightholder an obligation to purchase the number of Offered Notes set forth in such ROFO Election if the Selling Lender accepts such offer to purchase any or all Offered Notes pursuant to the terms of this Section 11. The ROFO Election shall set forth the price (the “Offer Price”) at which such ROFO Rightholder is willing to purchase any or all of the Offered Notes. Each ROFO Rightholder that wishes to purchase any or all Offered Notes shall be required to deliver a ROFO Election to the Selling Lender no later than 10 days after receipt of an Offer Notice (the “ROFO Period”).

c) The Selling Lender shall have 10 days after the earlier of (i) the expiration of the ROFO Period, or (ii) if all ROFO Parties have delivered a ROFO Election or rejected the option to deliver such election prior to the expiration of the ROFO Period, the day on which the last ROFO Party delivered such ROFO Election or rejected the option to deliver such election, as the case may be, to accept a ROFO Rightholder’s Offer Price by delivery of notice thereof (an “Acceptance Notice”). If the Selling Lender delivers an Acceptance Notice with regard to any or all Offered Notes, then the Selling Lender and each ROFO Rightholder to whom the Selling Lender has delivered an Acceptance Notice shall negotiate in good faith to consummate the transaction within 15 days following the delivery of the Acceptance Notice. If the Selling Lender does not deliver an Acceptance Notice with regard to any or all Offered Notes, then the Selling Lender shall have the right to sell any or all of the Offered Notes not included in the Acceptance Notice to any third party purchaser; provided that the terms and conditions, including with respect to price, of the Transfer of the Offered Notes to such third party purchaser, taken as a whole, shall be as or more favorable to the Selling Lender than the terms and conditions set forth in the original Offer Notice, including the Offer Price; provided, further, that such sale shall be consummated within 90 days following the day on which the last ROFO Party delivered the ROFO Election or rejected the option to deliver such election. For the avoidance of doubt, in the event the Selling Lender desires to sell the Offered Notes, or any part thereof, to any third party purchaser at a price lower than the Offer Price, the Selling Lender shall deliver a further Offer Notice to each of the ROFO Rightholders.

d) If each of the ROFO Rightholders (i) notifies the Selling Lender that they do not wish to submit a ROFO Election within the ROFO Period, (ii) does not submit a ROFO Election within the ROFO Period or (iii) with respect to a ROFO Rightholder that has received an Acceptance Notice, such ROFO Rightholder does not consummate the transaction through no fault of the Selling Lender within 15 days following the delivery of the Acceptance Notice, then the Selling Lender may sell the Offered Notes to any third party at any price.

e) The closing of any sale of Offered Notes pursuant to this Section 11 shall take place no later than 15 days following the Acceptance Notice (or upon the expiration of such longer period if required by law), or such earlier date as may be agreed by the parties to the sale.

f) If more than one ROFO Rightholder submits a ROFO Election under this Section 11, then each such ROFO Rightholder shall be entitled to purchase up to an amount of Offered Notes equal to the aggregate amount of such Offered Notes multiplied by a fraction (expressed as a percentage rounded to two decimal places), the numerator of which is the aggregate principal amount of Notes held by such ROFO Rightholder and the denominator of which is the aggregate principal amount of Notes held by all ROFO Rightholders that have submitted a ROFO Election under this Section 11 (such amount for purposes of this Section 11, the “Participation Amount”); provided that no ROFO Rightholder that has submitted a ROFO Election under this Section 11 may purchase less than its Participation Amount unless all participating ROFO Rightholders collectively purchase all (but not less than all) of the Offered Notes.

11.4 Subject to the foregoing, any transferee that receives any interest in a Note pursuant to this Section 11 shall agree in writing with the parties hereto to be bound by, and to comply with, all applicable provisions of the Note and this Agreement in respect of the Note and such transferee shall thereafter be deemed to be a “Lender” for all purposes herein. If any interest in a Note is Transferred in compliance with this Section 11, such Note shall be cancelled and the Issuer shall execute and deliver a new note (in substantially the form of such Transferred Note) to each Person to whom an interest in such Note has been Transferred (and to the Transferring holder if such holder retains an interest in such holder’s Note) in an aggregate principal amount equal to such Person’s interest in such Note. This Agreement and any rights or obligations hereunder shall not be assigned or delegated to any Person except in accordance with this Section 11, and any such assignment or delegation not in compliance with the foregoing shall be null and void.

12. No New Senior Indebtedness. The Issuer may not issue or incur any Senior Indebtedness after the date hereof unless (i) the Issuer uses the full proceeds of such additional Senior Indebtedness to redeem the Notes (or notes outstanding under the Third Note Purchase Agreement, the Additional Note Purchase Agreement or the Original Note Purchase Agreement, as applicable) in accordance with the redemption mechanism set forth in Section 7.3 above, or (ii) the Majority Lenders consent to such additional Senior Indebtedness. For clarity, this Section 12 applies only to Senior Indebtedness and shall not restrict or prohibit Issuer from incurring any Indebtedness that is not Senior Indebtedness.

13. Security Interest.

13.1 Security Agreement. Pursuant to the terms of the Fourth Security Agreement, the Issuer has granted a security interest to the Collateral Agent, for the benefit of the Lenders in certain of the Issuer’s assets (the “Collateral”) on the terms set forth in the Fourth Security Agreement. The security interest will terminate upon repayment in full in cash of the Obligations. The Issuer represents and warrants to VML and the Cyrus Parties that the Collateral Agent (subject to applicable Uniform Commercial Code or federal law filing requirements) has a first-priority security interest in the Collateral, subject to the limitations set forth in the Fourth Security Agreement, and except for the security interest granted to the Collateral Agent pursuant to the other Security Agreements and the other Liens permitted to exist on the Collateral under the Security Agreements, the Issuer owns each item of the Collateral free and clear of any and all Liens or claims of others. The Issuer acknowledges that Lenders are specifically relying on the representation and warranty in this Section 13 and the representations and warranties in the Fourth Security Agreement in making the purchases of Notes required under this Agreement.

13.2 Collateral Agent Appointment. The Lenders hereby irrevocably appoint the Collateral Agent to act as the agent of each Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Issuer under and in accordance with the terms of the Fourth Security Agreement, together with such powers and discretion as are reasonably incidental thereto. The Collateral Agent for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Fourth Security Agreement, or for exercising any rights and remedies thereunder in accordance with the terms thereof, shall be entitled to the benefits of Section 17.5, as set forth in full herein with respect thereto.

14. Reserved.

15. Notices. The Issuer shall promptly provide the Lenders with written notice of any comments on or with respect to this Agreement, the Fourth Security Agreement or any Note, received from the DOT.

16. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to a specified Person, another Person that (a) either directly or indirectly, through one or more intermediaries, Controls, or is controlled by, or is under common or joint control with, the Person specified, (b) is a related investment vehicle, member or partner of such Person, or (c) is an Affiliate of an Affiliate of such Person.

“Bankruptcy Law” means any federal or state law relating to bankruptcy, insolvency, winding up, administration, receivership and other similar matters and any similar foreign law for the relief of creditors.

“Bylaws” means the Third Amended and Restated By-Laws of the Issuer, as may be amended from time to time.

“Capital Stock” of any Person at any time, means any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, limited liability company interests, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

“Carola” means Carola Holdings Limited, a limited liability company organized under the laws of the British Virgin Islands.

“Change of Control” means (i) any merger, consolidation or other business combination of the Issuer with or into any other entity, recapitalization, spin-off, distribution, stock sale or any other similar transaction (including, without limitation, any sale of equity interests of VAI or any of the VAI Members), whether in a single transaction or series of related transactions, where Carola, the Institutional U.S. Investor, the MBO Investors and/or their respective Affiliates, collectively, cease to beneficially own more than 50% of the voting stock of the entity surviving or resulting from such transaction (or the ultimate sole parent thereof) or (ii) any sale, transfer, lease, assignment, conveyance, exchange, mortgage or other disposition of all or substantially all of the assets, property or business of the Issuer and its Subsidiaries.

“Charter” means the Sixth Amended and Restated Certificate of Incorporation of the Issuer, as may be amended, restated or otherwise modified from time to time.

“Collateral” has the meaning set forth in the Fourth Security Agreement.

“Contract” means any written, oral or other agreement, contract, subcontract, lease, sublease, license, sublicense, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

“Control” (including the terms “controlled by” and “under common control with” means Control as defined in Rule 12b-2 under the Exchange Act.

“Covenant Agreement” means that certain letter agreement, dated as of the date hereof, by and among the Issuer, each of the Lenders hereunder as of the date hereof and certain other parties, with respect to agreements of the Issuer with respect to fuel hedging and minimum cash balance requirements.

“DOT” means the United States Department of Transportation or any other federal department or agency at the time administering the federal aviation laws codified in title 49 of the United States Code.

“DOT Certificate” means the certificate of public convenience and necessity issued by the DOT under 49 U.S.C. §41102.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder (or under any successor statute).

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date hereof, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Governmental Authority” means any: nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; federal, state, local, municipal, foreign or other government; or governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court, arbitrator or other tribunal).

“Governmental Authorization” means any permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law.

“Group” has the meaning set forth in Section 13(d)(3) of the Exchange Act.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary.

“Indebtedness” means with respect to any Person, (i) indebtedness for borrowed money, including without limitation, the outstanding principal balance of all loans and advances made to such Person by any Affiliate of such Person, (ii) reimbursement obligations, contingent or otherwise, with respect to letters of credit or bankers acceptances issued for the account of such Person, (iii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iv) obligations which have been incurred in connection with the acquisition of property or services (including, without limitation, obligations to pay the deferred purchase price of property or services), excluding trade payables and accrued expenses incurred in the ordinary course of business, (v) any leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (vi) all indebtedness, obligations or other liabilities in respect of any Interest Rate Agreement (marked to market by reasonably estimating the present termination cost to such Person of each such Interest Rate Agreement and including the net liability of such Person with respect thereto, but excluding any net receivable with respect thereto) and (vii) all indebtedness of another Person described in (i) through (vi) above which is secured by a Lien on any property of the subject Person; provided, however, that the amount outstanding at any time of any indebtedness issued with original issue discount is the principal amount of such indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, and that “Indebtedness” shall not include any liability for federal, state, local or other taxes. Notwithstanding the foregoing, guarantees of (or obligations with respect to letter of credit supporting) Indebtedness otherwise included in the determination of such amount shall not be included.

“Institutional U.S. Investor” means Cyrus Aviation Partners II, L.P., a Delaware limited partnership.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of December 9, 2011, by and among the Issuer, the Collateral Agent, the investment funds signatory thereto for which Cyrus Capital Partners, L.P. acts as investment manager, VML, and VAHG.

“Interest Payment Date” means each March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 2011.

“Interest Rate Agreement” means for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

“Issuance Date” means the date of this Agreement.

“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Lease” means any aircraft operating lease or similar agreement with respect to aircraft to which the Issuer or any Subsidiary of the Issuer is a party, including, without limitation, each of the agreements set forth on Schedule II hereto.

“Lenders” means VML, the Cyrus Parties and any other Person to whom Notes have been Transferred.

“Lessor Default Termination Election” means the exercise by the lessor under any Lease of such lessor’s right to cancel the leasing of any aircraft, to repossess an aircraft or to require that any aircraft be redelivered to such lessor, in each case, as a result of and following the occurrence and continuance of an event of default under such Lease.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof) whether or not recorded, filed or otherwise perfected under applicable law.

“Majority Lenders” means Lenders that are holders of more than 50% in principal amount of then-outstanding Notes; provided that the PIK Interest shall not be included for purposes of determining the principal amount of then-outstanding Notes.

“Make-Whole Amount” shall mean, in the case of a Qualifying Optional Redemption, an amount equal to the present value, as of the Redemption Date, of all interest (including, for the avoidance of doubt, both Current Interest and PIK Interest) that would have accrued on the Notes that are subject to the Qualifying Optional Redemption (assuming no redemption) for the period commencing on the applicable Redemption Date and ending on the date that is the second anniversary of the Issuance Date (the “Make-Whole Period”), using a discount rate equal to the yield on U.S. Treasury bills with a maturity most closely approximating the Make-Whole Period (as reported by the U.S. Department of Treasury) plus 1%.

“MBO Investors” means David Cush, Donald Carty, Ana Carty, Samuel Skinner, Robert Nickell, Scott Freidheim and Cyrus Freidheim, collectively.

“Obligations” means the collective reference to the unpaid principal of and interest on the Notes and all other obligations and liabilities of the Issuer (including, without limitation, interest accruing at the then applicable rate provided in the applicable Note after the maturity of the Notes and interest accruing at the then applicable rate provided in the applicable Note after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Issuer, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Notes, this Agreement, the Fourth Security Agreement, or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Lenders and the Collateral Agent that are required to be paid by the Issuer pursuant to the terms of any of the foregoing agreements).

“Organizational Documents” means the Charter or the Bylaws.

“Permitted Transferee” means, with respect to any Lender, (i) any Affiliate of such Lender (including any Affiliate pursuant to a reorganization, recapitalization or other restructuring of such Person); (ii) any other Lender; (iii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any individual who is a Permitted Transferee; (iv) for estate planning purposes, any trust, the beneficiaries of which include only (A) individuals who are

Permitted Transferees referred to in clauses (i) or (iii) and (B) parents, spouses and lineal descendants of individuals who are Permitted Transferees referred to in clause (i). Additionally, the term “Permitted Transferee” shall also include with respect to VML (i) Sir Richard Branson together with the trustees of any settlement created by him; (ii) any spouse of Sir Richard Branson, or any child or remoter issue of his grandparents or any spouse of such child or issue; (iii) the trustee or trustees for the time being of any settlement made by any person mentioned in (ii); (iv) any personal representative of Sir Richard Branson or any of the persons referred to in (ii); (v) any undertaking (as defined in section 259 of the United Kingdom Companies Act 1985) in any jurisdiction or other entity in which any person specified in (i) to (iv) himself or together with any other person mentioned in (i) to (iv) inclusive holds (directly or indirectly) more than 20% of the shares (as defined in section 259 of the United Kingdom Companies Act 1985) or otherwise has control (as defined in Section 416 of the United Kingdom Income and Corporation Taxes Act 1988); and any person acting as bare nominee for an individual or any of the persons referred to in (i) to (v). Additionally, the term “Permitted Transferee” shall also include with respect to any of the Cyrus Parties, any investment fund or other investment vehicle advised by Cyrus Capital Partners, L.P. or any of its Affiliates.

“Person” means any individual, partnership, limited partnership, limited liability company, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted, or any Group comprised of two or more of the foregoing.

“Qualified Sale” means an issuance of shares of Common Stock by the Issuer or a sale of Common Stock by Carola, VAI or their respective Affiliates, resulting in more than 50% of the outstanding Common Stock then outstanding being held, directly or indirectly, by a Person other than Carola, the Institutional U.S. Investor, the MBO Investors or their respective Affiliates.

“Qualifying Optional Redemption” means an Optional Issuer Redemption that (i) is consummated on a date prior to the second anniversary of the Issuance Date, and (ii) is not consummated by the Issuer on or immediately prior to the date on which the Issuer consummates an underwritten public offering of the Issuer’s Class A common stock, par value $0.01 per share, registered under the U.S. federal securities laws which, immediately after the closing thereof (a) generates net proceeds of at least $100,000,000, (b) results in a listing of the Class A common stock, par value $0.01 per share, on the New York Stock Exchange or the Nasdaq Global Select Market, (c) results in the holding of at least 5% of the Issuer’s issued and outstanding common stock by the non-Affiliates, and (d) results in a market capitalization of the Issuer of not less than $500,000,000.

“Redemption Date” means (i) the date fixed by the Issuer for an Optional Issuer Redemption or a Transaction Redemption or (ii) the date on which the Issuer is required to redeem any or all Notes pursuant to Section 7.3 and Section 12.

“Redemption Price” means a price payable in cash equal to 100% of the then-outstanding principal amount of the Notes to be redeemed, plus accrued and unpaid interest on such principal amount to be redeemed to the Redemption Date.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder (or under any successor statute).

“Senior Indebtedness” means all Indebtedness of the Issuer including principal, rent, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer regardless of whether post-filing interest is allowed in such proceeding) thereon, and fees and other amounts owing in respect thereof, including for damages, whenever Incurred, to the extent that in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such Indebtedness is senior in right of payment to junior or subordinated Indebtedness of the Issuer, including the Notes; provided, that Senior Indebtedness shall not include (1) any obligation of the Issuer to any Subsidiary, (2) any liability for federal, state, local or other taxes owed or owing by the Issuer, (3) any obligations with respect to any Capital Stock of the Issuer, (4) any Indebtedness Incurred in violation of the Notes or this Agreement, or (5) any accounts payable or other liabilities incurred in the ordinary course of business to trade creditors (including guarantees thereof or instruments evidencing such liabilities).

“Significant Subsidiary” means a Subsidiary that would be a “Significant Subsidiary” of a company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stockholders Agreement” means the Fourth Amended and Restated Stockholders Agreement, dated as of the date hereof, as may be amended, restated or otherwise modified from time to time, among the Issuer, VX Holdings, L.P., the Institutional U.S. Investor, the MBO Investors, VAI and the VAI Members.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or Controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Transfer” means to directly or indirectly sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise), either voluntarily or involuntarily, or enter into any Contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by operation of law or otherwise) securities owned by a Person.

“VAI” means VAI Partners LLC, a Delaware limited liability company.

“VAI Members” means each of VAI Management, LLC, a Delaware limited liability company, Cyrus Aviation Investor, LLC, a Delaware limited liability company, VAI MBO Investors, LLC, a Delaware limited liability company, and VX Employee Holdings, LLC, a Delaware limited liability company.

17. Miscellaneous Provisions.

17.1 No Oral Modifications. None of this Agreement, the Fourth Security Agreement, or any term of the Notes, or the Covenant Agreement may be changed, waived, discharged or terminated orally, but may only be amended, waived or modified by an instrument in writing signed by the Issuer and each of the Lenders.

17.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns.

17.3 Governing Law Jurisdiction Jury Trial Waiver. This Agreement and the Notes shall be governed by and construed in accordance with the laws of the State of New York. Each party to this Agreement and the Notes hereby irrevocably and unconditionally, with respect to any matter or dispute arising under, or in connection with, this Agreement and the Notes: (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or the Notes, as applicable, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York in the County of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof (and covenants not to commence any legal action or proceeding in any other venue or jurisdiction), (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agrees that (a) service of process in any such action will be in accordance with the laws of the State of New York (and (x) with respect to VML, that service of process upon Virgin Management USA, Inc., in accordance with the laws of the State of New York shall be effective service of process upon VML, and (y) with respect to any Cyrus Party, that service of process upon Cyrus Capital Partners, L.P., in accordance with the laws of the State of New York shall be effective service of process upon such Cyrus Party) and (b) delivery of service of process pursuant to Section 10 shall be effective service of process; (iv) waives in connection with any such action any and all rights to a jury trial; and (v) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

17.4 Recourse. Recourse under this Agreement and the Notes shall be to the assets of the Issuer only and in no event to the officers, directors or stockholders of the Issuer.

17.5 Costs and Indemnification. As a condition to the Lenders’ obligations hereunder and as a requisite for the Lenders’ delivery of a signed execution copy hereof, the Issuer shall indemnify and hold harmless the Collateral Agent, Lenders and each of their Affiliates, partners, directors, officers, members, agents, and advisors (each an “Indemnitee” and collectively, the “Indemnitees”) against all liabilities, costs, expenses and damages (including reasonable attorneys’ fees and disbursements, appraiser’s fees and court costs, including all costs and reasonable attorneys’ fees incurred in any appeal, bankruptcy proceeding, or other proceeding, disbursements, settlement costs and other charges), to any such Indemnitee in connection with or as a result of (a) the negotiation, preparation, execution or delivery of this Agreement or the Fourth Security Agreement or the performance by the Collateral Agent or Lenders of their obligations hereunder or thereunder, as the case may be, (b) the issuance of Notes or the use of the proceeds therefrom, (c) any untrue statement or alleged untrue statement in Section 3 hereof or Section 3 of the Fourth Security Agreement or the failure by the Issuer to perform when and as required by any agreement or covenant contained herein or in the Fourth Security Agreement, (d) the enforcement or protection of its rights under this Section or the Fourth Security Agreement or the Notes made hereunder, including all such legal expenses incurred during any workout, restructuring or negotiation in respect of such Notes, or any foreclosure on or other disposition or use of Collateral, and (e) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages or liabilities are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee; provided, further, that such losses, claims, damages or liabilities shall not include declines in value of the Notes.

17.6 Benefits of this Agreement. Nothing in this Agreement or in the Notes, express or implied, shall give to any Person (other than the parties hereto, their successors hereunder and each of the Lenders) any benefit or any legal or equitable right, remedy or claim under this Agreement.

17.7 Payments Reduced for Withholding Taxes. Notwithstanding any other provision herein, any amounts payable by the Issuer in respect of the Notes (including without limitation principal and interest) shall be paid net of any withholding tax that may be required under applicable law. It is the intention of the parties that accruals of interest, or payments of accrued and unpaid interest under the terms of this Agreement not be subject to the withholding of any taxes unless required under applicable law. The Issuer shall not withhold any taxes from any such accruals or payments to a Lender if such Lender provides the Issuer with properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding. Before withholding any taxes from any such accruals or payments, the Issuer shall consult with tax counsel reasonably acceptable to the applicable Lender and shall notify the applicable Lender if, after consulting such tax counsel, it reasonably determines that withholding is required. If any such accruals or payments to an applicable Lender are subject to withholding tax, such Lender severally agrees to indemnify and hold harmless the Issuer for any taxes, additions to tax or interest thereon that may be imposed on the Issuer for any failure to withhold in respect of such accruals or payments other than any interest or additions to tax that are imposed as a result of the gross negligence of the Issuer.

17.8 Survival. The Issuer’s indemnification liabilities under Section 17.5 and Section 17.7 shall remain in full force and effect after the termination of this Agreement regardless of the reason for such termination.

17.9 Construction. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Section or provision of this Agreement. References to “or” shall be deemed to be disjunctive but not necessarily exclusive (i.e., unless the context dictates otherwise, “or” shall be interpreted to mean “and/or” rather than “either/or”). Each Party acknowledges that this Agreement was negotiated by it with the benefit of representation by legal counsel, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall not apply to any construction or interpretation hereof.

17.10 Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, if the Intercreditor Agreement shall remain outstanding, the rights granted to the Lenders hereunder, the lien and security interest granted to the Collateral Agent pursuant to the Fourth Security Agreement and the exercise of any right or remedy by the Collateral Agent hereunder or thereunder shall be subject to the terms and conditions of the Intercreditor Agreement. In the event of any conflict between the terms of this Agreement and the Intercreditor Agreement, the terms of the Intercreditor Agreement shall govern and control with respect to any right or remedy, and no right, power or remedy granted to the Collateral Agent hereunder shall be exercised by the Collateral Agent, and no direction shall be given by the Collateral Agent, in contravention of the Intercreditor Agreement.

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IN WITNESS WHEREOF, each of the Parties has caused this Fourth Note Purchase Agreement to be executed in its name by their duly authorized officers as of the date set forth in the first paragraph hereof.

VIRGIN MANAGEMENT LIMITED

By:	/s/ Ian Woods
Name:	Ian Woods
Title:	Director

Address:
The School House
50 Brook Green
London W6 7RR
United Kingdom
Facsimile:	+## ###-###-####
Attention:	General Counsel

with a copy to:

Virgin Management USA, Inc.
65 Bleecker Street, 6th Floor
New York, NY 10012
Facsimile:	(###) ###-####
Attention:	General Counsel

[Fourth Note Purchase Agreement]

CYRUS OPPORTUNITIES MASTER FUND II, LTD.

By:	Cyrus Capital Partners, L.P., Its Investment Manager

By:	/s/ Stephen C. Freidheim
Name:	Stephen C. Freidheim
Title:	Authorized Signatory

Address:
c/o Cyrus Capital Partners, L.P.
399 Park Avenue, 39th Floor
New York, NY 10022
Facsimile (###) ###-####
Attention:	Chief Operating Officer or General Counsel

CYR Fund, L.P.

By:	Cyrus Capital Partners, L.P., Its Investment Manager

By:	/s/ Stephen C. Freidheim
Name:	Stephen C. Freidheim
Title:	Authorized Signatory

Address:
c/o Cyrus Capital Partners, L.P.
399 Park Avenue, 39th Floor
New York, NY 10022
Facsimile (###) ###-####
Attention:	Chief Operating Officer or General Counsel

2

CRESCENT 1, L.P.

By:	Cyrus Capital Partners, L.P., Its Investment Manager

By:	/s/ Stephen C. Freidheim
Name:	Stephen C. Freidheim
Title:	Authorized Signatory

Address:
c/o Cyrus Capital Partners, L.P.
399 Park Avenue, 39th Floor
New York, NY 10022
Facsimile (###) ###-####
Attention:	Chief Operating Officer or General Counsel

CYRUS SELECT OPPORTUNITIES MASTER FUND, LTD.

By:	Cyrus Capital Partners, L.P., Its Investment Manager

By:	/s/ Stephen C. Freidheim
Name:	Stephen C. Freidheim
Title:	Authorized Signatory

Address:
c/o Cyrus Capital Partners, L.P.
399 Park Avenue, 39th Floor
New York, NY 10022
Facsimile (###) ###-####
Attention:	Chief Operating Officer or General Counsel

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CYRUS AVIATION PARTNERS III, L.P.

By:	Cyrus Capital Partners, L.P., Its Investment Manager

By:	/s/ Stephen C. Freidheim
Name:	Stephen C. Freidheim
Title:	Authorized Signatory

Address:
c/o Cyrus Capital Partners, L.P.
399 Park Avenue, 39th Floor
New York, NY 10022
Facsimile (###) ###-####
Attention:	Chief Operating Officer or General Counsel

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VIRGIN AMERICA INC.

By:	/s/ Peter D. Hunt
Name:	Peter D. Hunt
Title:	SVP & Chief Financial Officer

Address:
555 Airport Blvd.
Burlingame, CA 94010
Facsimile: (###) ###-####
Attention:	General Counsel

BANK OF UTAH

By:	/s/ Michael Hoggan
Name:	Michael Hoggan
Title:	Vice President

Address:
200 E. South Temple, Suite 210
Salt Lake City, UT 84111
Facsimile:	(###) ###-####
Attention:	Vice President

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Schedule I

Principal Amount of Notes

Lender	Principal Amount of Notes
Virgin Management Limited	$25,000,000
Cyrus Opportunities Master Fund II, Ltd., a limited company based in the Cayman Islands	$15,810,000
CYR Fund, L.P., a Delaware limited partnership	$27,300,000
Crescent 1, L.P., a Delaware limited partnership	$24,600,000
Cyrus Select Opportunities Master Fund, Ltd., a limited company based in the Cayman Islands	$2,790,000
Cyrus Aviation Partners III, L.P., a Delaware limited partnership	$54,500,000
Total Principal Amount of Notes	$150,000,000

6

Schedule II

Leases

[Provided separately.]

EXHIBIT A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND LAWS IS AVAILABLE.

THE TRANSFER OF THIS NOTE IS RESTRICTED IN ACCORDANCE WITH THE NOTE PURCHASE AGREEMENT REFERRED TO HEREIN, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS THEREOF.

VIRGIN AMERICA INC.

17% NOTE DUE JUNE 9, 2016

$	December 9, 2011

VIRGIN AMERICA INC., a Delaware corporation (the “Issuer”), for value received hereby promises to pay to             (the “Holder”) the principal amount of                     ($        ), together with interest on the unpaid principal balance from the date of this Note at the rate of 17% per annum, subject to adjustment. Interest shall accrue on the principal amount of the Notes pursuant to the terms of Section 7.1 of the Fourth Note Purchase Agreement, dated as of December 9, 2011, among the Issuer and the other parties named therein (as may be amended, supplemented, restated or otherwise modified from time to time, the “Note Purchase Agreement”). Such increases in the outstanding principal amount of this Note and any decreases pursuant to the provisions of Section 7 of the Note Purchase Agreement shall be reflected on Schedule I hereto. Fifty percent (50%) of all accrued interest on this Note through each Interest Payment Date shall be due and payable in cash to the holder of such Note on such Interest Payment Date (“Current Interest”), and fifty percent (50%) of all accrued interest through each Interest Payment Date shall continue to accrue on the principal amount of the Notes until such time as the principal amount is paid off in accordance with the terms of the Note Purchase Agreement (“PIK Interest”). PIK Interest shall be compounded annually on each anniversary of the Issuance Date and shall be added at such time to, and thereafter be a part of and treated as principal of, the Note (regardless of whether evidenced by a Note) and shall be due and payable in cash on the earliest of (a) June 9, 2016, (b) the Redemption Date, with respect to all or any portion of the Notes required to be redeemed on such date in accordance with the terms of the Note Purchase Agreement, (c) the occurrence of an Event of Default (provided, however, that in the case of an Event of Default listed in Section 8.3(b) or Section 8.8 of the Note Purchase Agreement, the unpaid principal and accrued interest shall be due and payable only upon the written demand of the Majority Lenders) (the earliest to occur of (a)-(c), the “Maturity Date”). Interest shall be determined in all instances based upon a 365-day year (or 366 days in the case of a leap year) and the actual number of days elapsed including the first day but excluding the payment date.

This Note is one of the Notes bearing interest at the rate of 17% and due on the Maturity Date issued under the Note Purchase Agreement and the holder hereof is entitled equally and ratably with the holders of all other Notes outstanding under the Note Purchase Agreement to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Purchase Agreement for a statement of such rights and benefits. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Note Purchase Agreement.

[remainder of page left intentionally blank]

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Notwithstanding any other provision herein, any amounts payable by Issuer in respect of this Note (including, without limitation, principal and interest) shall be paid net of any withholding taxes that may be required under applicable law. It is the intention of the parties to the Note Purchase Agreement that accruals of interest, or payments of accrued and unpaid interest under the terms of the Note Purchase Agreement not be subject to the withholding of any taxes unless required under applicable law. Before withholding any taxes from any such accruals or payments, the Issuer shall consult with tax counsel reasonably acceptable to the Holder and shall notify the Holder if after consulting such tax counsel, it reasonably determines that withholding is required. If any such accruals or payments to the Holder are subject to withholding tax, the Holder severally agrees to indemnify and hold harmless the Issuer for any taxes, additions to tax or interest thereon that may be imposed on the Issuer for any failure to withhold in respect of such accruals or payments other than any interest or additions to tax that are imposed as a result of the gross negligence of the Issuer.

[signature page follows]

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IN WITNESS WHEREOF, the Issuer has caused this Note to be executed in its name by its duly authorized officer as of the date set forth above.

VIRGIN AMERICA INC.

By:

Name:

Title:

4

SCHEDULE I to Exhibit A

SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount of this Note shall be $            . The following decreases/increases in the principal amount of this Note have been made:

Date of Decrease Increase	Decrease in Principal Amount Due on the Maturity Date	Increase in Principal Amount Due on the Maturity Date	Total Principal Amount Due on the Maturity Date Following such Decrease/Increase	Notation Made by or on behalf of Holder

AMENDMENT NO. 1 TO

FOURTH NOTE PURCHASE AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of May 10, 2013, amends the Fourth Note Purchase Agreement (the “Agreement”), dated as of December 9, 2011, by and among Virgin Management Limited, a limited liability company organized under the laws of England and Wales (“VML”), certain investment funds listed on Schedule I to the Agreement, for which funds Cyrus Capital Partners, L.P., a Delaware limited partnership, acts as investment manager (each a “Cyrus Party”, collectively, the “Cyrus Parties” and together with VML, the “Lenders”), Bank of Utah, a Utah corporation (the “Collateral Agent”) and Virgin America Inc., a Delaware corporation (the “Issuer” and together with the Collateral Agent and the Lenders, the “Parties”). Capitalized terms used herein and not defined shall have the meanings given to such terms in the Agreement.

WHEREAS, pursuant to the Agreement, the Issuer has issued to the lenders thereunder Notes in an aggregate principal amount of $150,000,000;

WHEREAS, each of the Issuer, VML and certain investment funds for which Cyrus Capital Partners, L.P. acts as investment manager (the “Fifth Cyrus Parties”) desire to enter into the Fifth Note Purchase Agreement pursuant to which the Company has authorized the issuance and sale to VML and the Fifth Cyrus Parties of an aggregate principal amount of $75,000,000 in notes thereunder as of the date hereof;

WHEREAS, in connection with the execution and delivery of the Fifth Note Purchase Agreement, the parties hereto desire to amend the Agreement in the manner set forth herein.

NOW, THEREFORE, in consideration of the foregoing, intending to be legally bound, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the signatories hereto hereby agree as follows:

1. Certain Definitions. Section 16 of the Agreement is hereby modified to add or amend and restate, as applicable, in the appropriate alphabetical order the following definitions:

“Bylaws” means the Fourth Amended and Restated By-Laws of the Issuer, as may be amended from time to time.

“Charter” means the Eighth Amended and Restated Certificate of Incorporation of the Issuer, as may be amended, restated or otherwise modified from time to time.

“Covenant Agreement” means that certain amended and restated letter agreement, dated as of May 10, 2013, by and among the Issuer, VML, VA Holdings (Guernsey) LP, a Guernsey limited partnership (“VAHG”) and the Cyrus Parties, as may be further amended, restated or supplemented, from time to time.

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement, dated as of May 10, 2013, by and among the Issuer, the Collateral Agent, the Cyrus Parties, VML, and VAHG.

“Seventh Closing Agreement” means that certain Seventh Closing Agreement, dated January 31, 2013, by and among the Issuer, VX Holdings, L.P. (“VXH”), VML, VAHG, VAI Partners LLC, a Delaware limited liability company (“VAI”), and the investment funds that are signatories thereto.

“Stockholders Agreement” means the Sixth Amended and Restated Stockholders Agreement, dated as of May 10, 2013, as may be further amended, restated or otherwise modified from time to time, among the Issuer, VML, the Institutional U.S. Investor, the MBO Investors, VAI, the VAI Members, and the other parties thereto.

2. The ninth recital of the Agreement is hereby amended and restated in its entirety as follows:

WHEREAS, in connection with the Agreement, the Issuer has executed a Fourth Security Agreement, dated as of December 9, 2011 (as amended to date and as may be further amended, restated or supplemented from time to time, the “Fourth Security Agreement”), pursuant to which the Issuer has granted a security interest in certain of its assets for the benefit of the lenders under the Fourth Note Purchase Agreement;

3. A new eleventh and twelfth recital of the Agreement are hereby added as follows:

WHEREAS, each of the Issuer, VML and certain other lenders are parties to that certain Fifth Note Purchase Agreement, dated as of May 10, 2013 (the “Fifth Note Purchase Agreement”), pursuant to which the Issuer has agreed to issue and sell to the lenders thereunder, and subject to the terms and conditions of the Fifth Note Purchase Agreement, the lenders have agreed to purchase, an aggregate principal amount of $75,000,000 in notes thereunder (the “Fifth Notes”); and

WHEREAS, in connection with the Fifth Note Purchase Agreement, the Issuer has executed a Fifth Security Agreement, dated as of May 10, 2013 (as may be amended, restated or supplemented, the “Fifth Security Agreement”, and together with the Original Security Agreement, the Additional Security Agreement, the Third Security Agreement and the Fourth Security Agreement, the “Security Agreements”), pursuant to which the Issuer has granted a security interest in certain of its assets for the benefit of the lenders under the Fifth Note Purchase Agreement.

4. Section 8.7 of the Agreement is hereby amended and restated in its entirety as follows:

The occurrence of any “Event of Default” pursuant to the Original Note Purchase Agreement, the Additional Note Purchase Agreement, the Third Note Purchase Agreement and/or the Fifth Note Purchase Agreement; provided, however, that the occurrence of an Event of Default listed in Sections 8.3(b), 8.8 or 8.9 of the Original Note Purchase Agreement, the Additional Note Purchase Agreement, the Third Note Purchase Agreement and/or the Fifth Note Purchase Agreement shall only be deemed to be an Event of Default hereunder if the “Majority Lenders” under the Original Note Purchase Agreement, the Additional Note Purchase Agreement, the Third Note Purchase Agreement and/or the Fifth Note Purchase Agreement

3

demand that the Issuer’s monetary obligations pursuant to the Original Note Purchase Agreement, the Additional Note Purchase Agreement, the Third Note Purchase Agreement or the Fifth Note Purchase Agreement, as applicable, become due and payable.”

5. Section 12 of the Agreement is hereby amended and restated in its entirety as follows:

No New Senior Indebtedness. The Issuer may not issue or incur any Senior Indebtedness after the date hereof unless (i) the Issuer uses the full proceeds of such additional Senior Indebtedness to redeem the Notes in accordance with the redemption mechanism set forth in Section 7.3 above (or notes outstanding under the Original Note Purchase Agreement, the Additional Note Purchase Agreement, the Third Note Purchase Agreement or the Fifth Note Purchase Agreement pursuant to their respective redemption mechanisms set forth therein), or (ii) the Majority Lenders consent to such additional Senior Indebtedness. For clarity, this Section 12 applies only to Senior Indebtedness after May 10, 2013 and shall not restrict or prohibit the Issuer from incurring any Indebtedness that is not Senior Indebtedness.

6. The transfer restrictions set forth in Section 11 of the Agreement are hereby waived as they may apply to any transfer of Notes contemplated by the Seventh Closing Agreement.

7. Except as expressly amended, modified, waived or noted herein, the Agreement is, and shall continue to be, in full force and effect in accordance with its terms, and this Amendment shall not constitute any Party’s willingness to consent to any other amendment, modification or waiver of the Agreement. The Parties hereby ratify and reaffirm each and every term, covenant and condition (as expressly modified by this Amendment, to the extent applicable) set forth in the Agreement. No reference to this Amendment needs to be made in any agreement, instrument or document at any time referring to the Agreement in order to give effect to this Amendment. From and after the date of this Amendment, all references to the Agreement (in any agreements, documents or instruments) shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

8. This Amendment may be executed in any number of counterparts, each of which shall be an original or facsimile, but all of which shall constitute one instrument.

[Signature pages follow]

4

IN WITNESS WHEREOF, each of the parties have caused this Amendment to be executed in its name by their duly authorized officers as of the date set forth in the first paragraph hereof.

VIRGIN MANAGEMENT LIMITED

By:	/s/ Ian Woods
Name:	Ian Woods
Title:	Director

Address:
The School House
50 Brook Green
London W6 7RR
United Kingdom
Facsimile: +## ###-###-####
Attention:	General Counsel

VIRGIN AMERICA INC.

By:	/s/ Peter D. Hunt
Name:	Peter D. Hunt
Title:	SVP & Chief Financial Officer

Address:
555 Airport Blvd.
Burlingame, CA 94010
Facsimile: (###) ###-####
Attention:	General Counsel

BANK OF UTAH

By:	/s/ Michael Hoggan
Name:	Michael Hoggan
Title:	Vice President

Address:
200 E. South Temple, Suite 210
Salt Lake City, UT 84111
Facsimile: (###) ###-####
Attention:	Counsel

[Amendment No. 1 to Fourth Note Purchase Agreement]

CYRUS OPPORTUNITIES MASTER FUND II, LTD.

By:	Cyrus Capital Partners, L.P., Its Investment Manager

By:	/s/ Stephen C. Freidheim
Name:	Stephen C. Freidheim
Title:	Authorized Signatory

Address:
c/o Cyrus Capital Partners, L.P.
399 Park Avenue, 39th Floor
New York, NY 10022
Facsimile (###) ###-####
Attention:	Chief Operating Officer or General Counsel

CYR FUND, L.P.

By:	/s/ Stephen C. Freidheim
Name:	Stephen C. Freidheim
Title:	Authorized Signatory

Address:
c/o Cyrus Capital Partners, L.P.
399 Park Avenue, 39th Floor
New York, NY 10022
Facsimile (###) ###-####
Attention:	Chief Operating Officer or General Counsel

[Signature Page to Amendment No. 1 to Fourth Note Purchase Agreement]

CRESCENT 1, L.P.

By:	Cyrus Capital Partners, L.P., Its Investment Manager

By:	/s/ Stephen C. Freidheim
Name:	Stephen C. Freidheim
Title:	Authorized Signatory

Address:
c/o Cyrus Capital Partners, L.P.
399 Park Avenue, 39th Floor
New York, NY 10022
Facsimile (###) ###-####
Attention:	Chief Operating Officer or General Counsel

CYRUS SELECT OPPORTUNITIES MASTER FUND, LTD.

By:	Cyrus Capital Partners, L.P., Its Investment Manager

By:	/s/ Stephen C. Freidheim
Name:	Stephen C. Freidheim
Title:	Authorized Signatory

Address:
c/o Cyrus Capital Partners, L.P.
399 Park Avenue, 39th Floor
New York, NY 10022
Facsimile (###) ###-####
Attention:	Chief Operating Officer or General Counsel

[Signature Page to Amendment No. 1 to Fourth Note Purchase Agreement]

Cyrus Aviation Partners III, L.P.

By:	Cyrus Capital Partners, L.P., Its Investment Manager

By:	/s/ Stephen C. Freidheim
Name:	Stephen C. Freidheim
Title:	Authorized Signatory

Address:
c/o Cyrus Capital Partners, L.P.
399 Park Avenue, 39th Floor
New York, NY 10022
Facsimile (###) ###-####
Attention:	Chief Operating Officer or General Counsel

[Signature Page to Amendment No. 1 to Fourth Note Purchase Agreement]